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                                                                   Exhibit 23

KPMG PEAT MARWICK LLP



                       CONSENT OF KPMG PEAT MARWICK LLP
                        --------------------------------



The Board of Directors
First Midwest Bancorp, Inc.

                              RE:  REGISTRATION STATEMENT ON FORM S-3
                                   ----------------------------------
                                   FIRST MIDWEST BANCORP, INC.
                                   DIVIDEND REINVESTMENT AND STOCK
                                   PURCHASE PLAN

                                   REGISTRATION STATEMENT ON FORMS S-8
                                   -----------------------------------
                                   FIRST MIDWEST BANCORP SAVINGS AND
                                   PROFIT SHARING PLAN



We consent to incorporation by reference in the Registration Statements (filed with the Securities and Exchange Commission on March 2, 1988 and October 26,
1988) of First Midwest Bancorp, Inc. of our report dated January 19, 1996, relating to the consolidated statements of condition of First Midwest Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of First Midwest Bancorp, Inc.



                                        KPMG PEAT MARWICK LLP



March 8, 1996